UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2013
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UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza
Hartford, Connecticut 06103
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code
(860) 728-7000

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

F100 Engine Litigation
On June 17, 2013, a federal trial court in Ohio rendered a decision in the litigation previously disclosed under the heading “F100 Engine Litigation” in the Legal Proceedings section of UTC's Annual Report on Form 10-K for the year ended December 31, 2012.  As described in such report, the litigation arose from allegations by the U.S. Department of Justice (DOJ) that Pratt & Whitney violated the civil False Claims Act and common law relating to the “Fighter Engine Competition” between Pratt & Whitney's F100 engine and General Electric's F110 engine, resulting in alleged overpayments by the government for F100 engines under contracts awarded by the U.S. Air Force in fiscal years 1985 through 1990.  In 2008, the trial court held that Pratt & Whitney violated the False Claims Act and awarded the government $7.09 million in civil penalties while also concluding that the government had not suffered any actual damages because of the significant price concessions it received from Pratt & Whitney. This decision was reviewed by the Sixth Circuit Court of Appeals, and remanded to the trial court for further proceedings on the issue of damages.
In its latest ruling on June 17, 2013, the trial court rendered a decision awarding the government $473 million in damages and penalties, plus an amount of interest to be determined by the court.  Because the DOJ asserted in October 2012 that the government was entitled to a total judgment, including damages, penalties and interest, of approximately $660 million, we expect the DOJ will continue to seek a judgment in at least that amount based on the trial court's latest ruling.  UTC strongly disagrees with the court's analysis and conclusions. UTC will appeal the decision as we remain confident in our legal position.  Should the government ultimately prevail, the outcome of this matter could result in a material adverse effect on our results of operations in the period in which a liability would be recognized or cash flows for the period in which damages would be paid.
The foregoing description of the prior proceedings in this matter does not purport to be complete and is qualified in its entirety by reference to the description of this litigation included in the Legal Proceedings section of UTC's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: June 18, 2013	By:	/S/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Vice President, Secretary and Associate General Counsel